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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1
(File No. 333-      ) of our report dated March 26, 1997, on our audits of the consolidated financial statements and financial statement schedule of AutoBond Acceptance Corporation and Subsidiaries. We also consent to the references to our firm under the captions 'Experts' and 'Selected Financial Data.'

                                          COOPERS & LYBRAND L.L.P.

Austin, Texas
November 28, 1997



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